Exhibit 99.1

FOR IMMEDIATE RELEASE

Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632

IHOP CORP. REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

GLENDALE, Calif., April 25, 2007 —  IHOP Corp. (NYSE: IHP) today announced financial results for the first quarter 2007 ended March 31, 2007, which included the following performance highlights:

•                  The Company successfully completed a $200 million securitized financing transaction during the first quarter 2007.

•                  EPS for the first quarter 2007 was $0.63, which decreased 7.4% due to costs related to the write-off of deferred financing costs and a pre-payment penalty on the Company’s pre-existing debt. Excluding these costs, EPS would have increased 2.9% to $0.70.

•                  IHOP produced its 17th consecutive quarter of same-store sales growth with an increase of 0.5% for the first quarter 2007.  This growth was driven by higher guest check averages, which offset declines in guest traffic during the quarter.

•                  IHOP franchisees developed and opened eight new restaurants during the first quarter 2007.  System-wide restaurants grew 4.3% year-over-year for a total of 1,306 IHOPs.

•                  Cash Flow from Operating Activities for the first three months of 2007 totaled $14.6 million.  Additionally, $3.9 million of cash was provided by the collection of the Company’s long-term receivables for the first three months of 2007.

•                  Share repurchases for the first quarter 2007 amounted to $37.6 million worth of IHOP stock, or approximately 659,400 shares.

Julia A. Stewart, IHOP’s Chairman and Chief Executive Officer, said, “While our quarterly performance was impacted by costs related to our corporate refinancing, our core franchising business turned in solid results for the first quarter 2007.  We benefited from modest same-store sales gains and new franchise restaurant openings, continuous management of General & Administrative expense growth and ongoing share repurchases during the quarter.  This is the same successful financial formula that has driven our solid financial performance in recent years.”

First Quarter 2007 Performance

IHOP reported a decrease of 10.2% in net income to $11.3 million, and a 7.4% decrease in diluted net income per share to $0.63 for the first quarter 2007 compared with the same quarter in fiscal 2006.  This decrease was due to the impact of costs related to the write-off of deferred financing costs and a pre-payment penalty on the Company’s existing debt, which was replaced by a $200 million securitized refinancing completed in March 2007.  Excluding these costs, net income would have increased 0.1% to $12.7 million, while diluted net income per share would have increased 2.9% to $0.70.  The increases in diluted net income per share resulted primarily from a 4.3% increase in Franchise Operations segment profit and a 3.2% reduction in diluted weighted average shares outstanding due to share repurchases by the Company made over the past 12 months.

General & Administrative (G&A) expenses increased 6.8% to $16.1 million for the first quarter 2007 compared with the same quarter in fiscal 2006.  This increase was primarily due to planned increases in salaries and wages, and an increase in long-term incentive plan expense.

Cash Flow from Operating Activities decreased 32.1% for the first three months of fiscal 2007 to $14.6 million compared with $21.5 million for the same period in fiscal 2006.  This decrease was primarily related to the timing of tax payments in the first quarter 2007.  Principal receipts from notes and equipment contracts receivable, which are an additional source of cash generation for the Company, amounted to $3.9 million for the first three months of fiscal 2007.  Capital expenditures increased to $784,000 for the first three months of fiscal 2007 compared with $241,000 for the same period in fiscal 2006.  The increase in capital expenditures primarily reflects increased investment in Information Technology initiatives.

For the three months ended March 31, 2007, system-wide same-store sales increased 0.5%.  IHOP’s same-store sales growth was tempered by a challenging consumer environment and a difficult comparison to its strongest same-store sales performance last year of 5.1% in the first quarter 2006.  During the first quarter 2007, IHOP experienced an increase in guest check average primarily due to the cumulative effect of menu price increases taken in 2006, while guest traffic declined during the quarter.  Same-store sales growth for the first quarter 2007 was supported by the solid performance of limited-time offers All You Can Eat Pancakes and Cinn-a Stacks.

2007 Performance Guidance Reiterated

IHOP reiterated that it expects its earnings performance to range between $2.50 and $2.60 per diluted share for fiscal 2007.  The Company’s 2007 earnings guidance is primarily based on the expectation of positive same-store sales growth between 2% and 4%, the addition of 61 to 66 new franchise restaurants to the IHOP system, moderate G&A spending in the range of $65 million to $67 million, and ongoing share repurchases.  Higher expenses associated with its corporate refinancing also are reflected in the Company’s 2007 financial performance guidance.

Cash from Operations is expected to range between $60 million and $65 million in 2007, and principal receipts from note and equipment contracts receivable are expected to be within the range of $16 million to $18 million.  Capital expenditures are expected to range between $6 million and $8 million in 2007.  This primarily reflects investment in the Company’s Information Technology infrastructure and construction related to the opening of additional restaurants in IHOP’s Company market in Cincinnati, Ohio, in 2008. IHOP does not plan to open any IHOP restaurants in Cincinnati this year.

Investor Conference Call Today

IHOP will host an investor conference call to discuss its first quarter 2007 financial results today, Wednesday, April 25, 2007 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  To participate on the call, please dial (800) 573-4842 and reference pass code 65362687.  A live webcast of the call will be available on IHOP’s Web site at www.ihop.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.   A telephonic replay of the call may be accessed through May 2, 2007 by dialing 888-286-8010 and referencing pass code 22401271.  An online archive of the webcast will also be available on the Investor Information section of IHOP’s Web site.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for more than 45 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, salads, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California-based IHOP Corp.  As of March 31, 2007, the end of IHOP’s first quarter, there were 1,306 IHOP restaurants in 49 states, Canada, Mexico and the U.S. Virgin Islands.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release.  They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new IHOP restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customer base or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP and International House of Pancakes brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission.  Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

References to Non-GAAP Financial Measures

This news release includes references to the non-GAAP financial measure “net income excluding early debt extinguishment costs,” which is stated in the text of the news release as “one-time costs related to the write-off of deferred financing costs and a pre-payment penalty on the Company’s pre-existing debt.”  The Company defines “net income excluding early debt extinguishment costs” for a given period as net income for such period, less any early debt extinguishment costs incurred in such period.  Management believes net income excluding early debt extinguishment costs and basic and diluted net income per share excluding early debt extinguishment costs is useful because it provides a more accurate period to period comparison.  Net income excluding early debt extinguishment costs for any given period may be affected by a variety of factors, including but not limited to, changes in assets and liabilities and the timing of purchases and payments.  Net income excluding early debt extinguishment costs is a supplemental non-GAAP financial measure and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

[Financial Tables to Follow]

IHOP CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues
Franchise revenues	$47,050	$45,255
Rental income	33,010	33,350
Company restaurant sales	3,984	3,372
Financing revenues	6,080	6,540
Total revenues	90,124	88,517
Costs and Expenses
Franchise expenses	21,221	20,498
Rental expenses	24,581	24,648
Company restaurant expenses	4,558	3,756
Financing expenses	2,382	3,040
General and administrative expenses	16,121	15,090
Other expense, net	1,109	1,172
Early debt extinguishment costs	2,223	—
Total costs and expenses	72,195	68,204
Income before income taxes	17,929	20,313
Provision for income taxes	6,616	7,719
Net income	$11,313	$12,594
Net Income Per Share
Basic	$0.63	$0.68
Diluted	$0.63	$0.68
Weighted Average Shares Outstanding
Basic	17,842	18,421
Diluted	18,046	18,650
Dividends Declared Per Share	$0.25	$0.25
Dividends Paid Per Share	$0.25	$0.25

IHOP CORP. AND SUBSIDIARIES
RESTAURANT DATA
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Restaurant Data
Effective restaurants(a)
Franchise	1,128	1,079
Company	11	7
Area license	160	155
Total	1,299	1,241
System-wide(b)
Sales percentage change(c)	5.3%	9.4%
Same-store sales percentage change(d)	0.5%	5.1%
Franchise
Sales percentage change(c)	5.2%	10.0%
Same-store sales percentage change(d)	0.6%	5.2%
Company
Sales percentage change(c)	18.1%	(15.4)%
Area License
Sales percentage change(c)	5.0%	6.1%

(a)                                  “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP system, which includes IHOP restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)                                 “System-wide sales” are retail sales of IHOP restaurants operated by franchisees, area licensees and the Company, as reported to the Company.  Franchise restaurant sales were $504.2 million for the first quarter ended March 31, 2007, and sales at area license restaurants were $55.5 million for the first quarter ended March 31, 2007.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company.

(c)                                 “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)                                “Same-store sales percentage change” reflects the percentage change in sales, in any given fiscal period compared to the prior fiscal period,  for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and store closures, the restaurants open throughout both fiscal periods being compared will be different from period to period.  Same-store sales percentage change does not include data on restaurants located in Florida.

IHOP CORP. AND SUBSIDIARIES
RESTAURANT DEVELOPMENT AND FRANCHISING ACTIVITY
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Restaurant Development Activity
Beginning of period	1,302	1,242
New openings
Company-developed	—	—
Franchisee-developed	6	7
International franchisee-developed	2	—
Area license	—	3
Total new openings	8	10
Closings
Company and franchise	(4)	—
Area license	—	—
End of period	1,306	1,252
Summary-end of period
Franchise	1,133	1,090
Company	13	6
Area license	160	156
Total	1,306	1,252
Restaurant Franchising Activity
Company-developed	—	—
Franchisee-developed	6	7
International franchisee-developed	2	—
Rehabilitated and refranchised	2	3
Total restaurants franchised	10	10
Reacquired by the Company	(6)	(2)
Closed	(3)	—
Net addition	1	8

IHOP CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$51,818	$19,516
Receivables, net	42,811	45,571
Reacquired franchises and equipment held for sale, net	445	—
Inventories	415	396
Prepaid expenses	5,704	7,493
Deferred income taxes	5,664	5,417
Total current assets	106,857	78,393
Long-term receivables	298,172	302,088
Property and equipment, net	305,637	309,737
Excess of costs over net assets acquired	10,767	10,767
Other assets	80,096	67,885
Total assets	$801,529	$768,870
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$—	$19,738
Accounts payable	14,694	14,689
Accrued employee compensation and benefits	8,546	13,359
Other accrued expenses	13,241	11,317
Capital lease obligations	5,197	5,002
Total current liabilities	41,678	64,105
Long-term debt, less current maturities	175,000	94,468
Deferred income taxes	75,269	76,017
Capital lease obligations	168,633	170,412
Other liabilities	75,564	74,655
Commitments and contingencies
Stockholders’ equity
Preferred stock, $1 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized; March 31, 2007: 23,035,223 shares issued and 17,457,970 shares outstanding; December 31, 2006: 22,818,007 shares issued and 17,873,548 shares outstanding	228	227
Additional paid-in capital	138,029	131,748
Retained earnings	365,335	358,975
Accumulated other comprehensive loss	—	(133)
Treasury stock, at cost (5,577,253 shares and 4,944,459 shares at March 31, 2007 and December 31, 2006, respectively)	(238,207)	(201,604)
Total stockholders’ equity	265,385	289,213
Total liabilities and stockholders’ equity	$801,529	$768,870

IHOP CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities
Net income	$11,313	$12,594
Adjustments to reconcile net income to cash flows provided by operating activities
Depreciation and amortization	5,180	5,025
Early debt extinguishment and other costs	1,004	—
Deferred income taxes	(995)	(1,905)
Stock-based compensation expense	1,065	809
Excess tax benefit from stock-based compensation	(1,498)	(269)
Changes in operating assets and liabilities
Receivables	2,637	725
Inventories	(19)	(159)
Prepaid expenses	1,789	1,441
Accounts payable	5	6,415
Accrued employee compensation and benefits	(4,813)	(3,397)
Other accrued expenses	(1,713)	798
Other	643	(575)
Cash flows provided by operating activities	14,598	21,502
Cash flows from investing activities
Additions to property and equipment	(784)	(241)
Additions to long-term receivables	(659)	(144)
Principal receipts from notes and equipment contracts receivable	3,934	4,242
Additions to reacquired franchises and equipment held for sale	(429)	(239)
Property insurance proceeds, net	(26)	2,226
Cash flows provided by investing activities	2,036	5,844
Cash flows from financing activities
Proceeds from issuance of long-term debt, including revolving line of credit	190,000	—
Repayment of long-term debt	(129,206)	(514)
Deferred debt issuance costs	(13,335)	—
Principal payments on capital lease obligations	(1,583)	(1,046)
Dividends paid	(4,464)	(4,603)
Purchase of treasury stock	(30,961)	(10,628)
Proceeds from stock options exercised	3,719	984
Excess tax benefit from stock-based compensation	1,498	269
Cash flows used in financing activities	15,668	(15,538)
Net change in cash and cash equivalents	32,302	11,808
Cash and cash equivalents at beginning of period	19,516	23,111
Cash and cash equivalents at end of period	$51,818	$34,919

IHOP CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of net income to net income excluding impact of early debt extinguishment costs:

	Three Months Ended March 31,
	2007	2006
Net income, as reported	$11,313	$12,594
Early debt extinguishment costs	2,223	—
Income tax benefit	(820)	—
Net income excluding early debt extinguishment costs	$12,716	$12,594
Basic net income per share:
Net income, as reported per share	$0.63	$0.68
Early debt extinguishment costs per share	0.13	—
Income tax benefit per share	(0.05)	—
Net income excluding early debt extinguishment costs per share	$0.71	$0.68
Diluted net income per share:
Net income, as reported per share	$0.63	$0.68
Early debt extinguishment costs per share	0.12	—
Income tax benefit per share	(0.05)	—
Net income excluding early debt extinguishment costs per share	$0.70	$0.68